EXHIBIT 32.2

 Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Principal Executive Officer of Bravo Enterprises Ltd.(the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the second quarter ended June 30, 2014 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2014	By:	/s/ Matt Kelly
Matt Kelly
CFO, Director, Secretary & Treasurer